UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2024

INNO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2465 Farm Market 359 South Brookshire, TX	77423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 909-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2024, Inno Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with nine non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement offering (the “Private Placement”) an aggregate of 729,167 shares (the “Shares”) of common stock, no par value, at a purchase price per share of $4.80, for gross proceeds of approximately $3.5 million, of which proceeds will be used for working capital and other general corporate purposes.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Rule 903 of Regulation S under the Securities Act of the Securities Act because all of the investors were non-U.S. Persons (as defined under Rule 902 Section (k)(2)(i) of Regulation S).

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which, among other things, the Company is required to prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements to register for the resale of the Shares no later than December 31, 2024. The Company is required to use best efforts to have such registration statement(s) (collectively, the “Registration Statement”) declared effective as promptly as possible thereafter.

The Purchase Agreement has been filed as exhibits to this Current Report on Form 8-K to provide investors and stockholders with information regarding their terms. It is not intended to provide any other information about the parties to the Purchase Agreement, or any of their respective affiliates. The representations, warranties and covenants in the Purchase Agreement were made only for the purposes of such agreements and as of specified dates. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement. Accordingly, the representations, warranties and covenants may not accurately represent the current state of the Company’s affairs at any time.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are subject to and qualified in their entirety by reference to the full text of the agreements, copies of which (or forms thereof) are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K about the Private Placement and the agreements related thereto is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the securities issued in the Private Placement is exempt from registration under Rule 903 of Regulation S under the Securities Act of the Securities Act because all of the investors were non-U.S. Persons (as defined under Rule 902 Section (k)(2)(i) of Regulation S).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS INC.

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	CEO

Date: November 19, 2024